Exhibit 10.1

MONITORING AND OVERSIGHT AGREEMENT

This MONITORING AND OVERSIGHT AGREEMENT (this “Agreement”), dated as of January 14, 2025, but effective as of the Closing (as defined in the Merger Agreement (as defined below)), is entered into by and between AMPLIFY ENERGY CORP., a Delaware corporation (the “Company”), and JUNIPER CAPITAL ADVISORS, L.P., a Delaware limited partnership (“Juniper”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Stockholder Agreement to be entered at Closing by and among the Company, Century Oil and Gas Holdings, LLC and North Peak Oil & Gas Holdings, LLC (the “Stockholder Agreement”). The Company and Juniper are referred to herein as the “Parties,” collectively, and each shall constitute a “Party”.

WHEREAS, the Parties desire to enter into this Agreement concurrently with the execution and delivery of that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among the Company, Amplify DJ Operating LLC and Amplify PRB Operating LLC, the Acquired Companies (as defined therein), and, solely for the limited purposes set forth therein, Juniper;

WHEREAS, Juniper has, on behalf of certain of its affiliated investment funds that are investors in the Acquired Companies, directly or indirectly, managed each of the Acquired Companies since the date of their respective formations and, as a result, has extensive background and familiarity with the Acquired Companies and their respective businesses and assets;

WHEREAS, Juniper has extensive knowledge and experience with respect to managing oil and gas businesses, financing transactions, long-range planning and business development and other matters that are significant to the future business and operations of the Company and its subsidiaries;

WHEREAS, the Company desires to benefit from Juniper’s expertise and has requested that Juniper provide assistance and advice to the Company from time to time with respect to certain financial and strategic matters related to the business and affairs of the Company and its subsidiaries; and

WHEREAS, Juniper has agreed to the Company’s request on the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Juniper hereby agree as follows:

Section 1. Retention of Juniper. The Company hereby retains Juniper to provide the Services (as defined below), and Juniper accepts such retention, upon the terms and conditions set forth in this Agreement.

Section 2. Term; Termination.

(a) Term. This Agreement shall commence upon the Closing (as defined in the Merger Agreement) and shall automatically terminate, without any further action by any Person, on the earlier of (i) the termination of the Stockholder’s right to designate any Stockholder Nominees for nomination and election or appointment to the Board pursuant to Section 4.2(c) of the Stockholder Agreement and (ii) the date on which the Parties mutually agree in writing to terminate this Agreement (such period, the “Term”).

(b) Termination. In the event of termination of this Agreement, the Company shall be obligated to pay all amounts due to Juniper through the date of the termination of this Agreement. The provisions set forth in this Section 2(b) shall survive any termination of this Agreement.

Section 3. Advisory Services.

(a) Juniper shall advise the Company concerning such matters that relate to financial and strategic matters of the Company and its subsidiaries from time to time through the designated Juniper Directors and such other representatives as may be designated from time to time (the “Services”). In providing such Services, Juniper shall devote such time to any such request as Juniper shall deem, in its sole discretion, necessary. Such Services, in Juniper’s sole discretion, shall be rendered in person or by telephone or other communication. Juniper shall have no obligation to the Company as to the manner of rendering the Services hereunder, and the Company shall not have any right to dictate or direct the details of the Services rendered hereunder.

(b) Juniper shall perform all Services to be provided hereunder as an independent contractor to the Company and not as an employee, agent or representative of the Company (other than to the extent acting through the designated Juniper Directors). Juniper shall have no authority to act for or to bind the Company without its prior written consent. Nothing in this Agreement is intended nor shall be deemed to create any partnership, agency, fiduciary or joint venture relationship by or between the Parties.

(c) This Agreement shall not (i) prohibit, restrict or limit in any manner Juniper or any of its partners or affiliates or any director, officer, partner or employee of Juniper or any of its partners or affiliates, including any member of the Investor Group and the Juniper Directors (collectively, “Juniper Persons”) from engaging in any other activities, whether or not competitive with any business of the Company or any of its respective subsidiaries or affiliates or (ii) require Juniper or any Juniper Person to make available to the Company any investment or investment opportunity about which Juniper or any Juniper Person may become aware. Notwithstanding the foregoing, this Section 3(c) shall not limit any obligations of the Stockholder under Section 7.3 of the Stockholder Agreement.

(d) Under no circumstances shall the Company have any claim for damages against Juniper or any Juniper Person arising out of or relating to this Agreement.

Section 4. Compensation.

(a) Advisory Fee. As consideration for the Services provided by Juniper hereunder, the Company agrees to pay to Juniper an annual fee of $175,000 per Juniper Director then serving on the Board (e.g., if there are two Juniper Directors then-serving on the Board, the aggregate annual Advisory Fee for the year in question would be $350,000), payable quarterly in advance in equal quarterly installments, on the first business day of each calendar quarter during the Term and prorated for any partial calendar quarter (the “Advisory Fee”).

(b) Non-Exclusive. Nothing in this Agreement shall have the effect of prohibiting Juniper, any Juniper Person or any of their respective affiliates from (i) receiving from the Company or any of its subsidiaries or affiliates any other fees or (ii) from providing any services (including those similar in nature to the Services) to any other Person.

Section 5. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, transmitted by electronic mail (“e-mail”) (if confirmation of receipt of such e-mail is requested and received by non-automated reply), sent by nationally-recognized overnight courier, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a)          If to Company, to:

Amplify Energy Corp.

500 Dallas Street, Suite 1700

Houston, Texas 77002

Attn: Eric Willis

Email: Eric.Willis@amplifyenergy.com

With a copy to (which does not constitute notice):

Kirkland & Ellis LLP

609 Main Street, 45th Floor

Houston, Texas 77002

Attention: Doug Bacon, P.C., Kim Hicks, P.C. and Jack Shirley

Email:     doug.bacon@kirkland.com

kim.hicks@kirkland.com

jack.shirley@kirkland.com

(b)          If to Juniper, to:

Juniper Capital Advisors, L.P.

2727 Allen Parkway, Suite 1850

Houston, TX 77019

Attn: Edward Geiser, Josh Schmidt, Legal

Email:     egeiser@juncap.com

jschmidt@juncap.com

legalnotices@juncap.com

With a copy to (which does not constitute notice):

Gibson Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Attention: Gerry Spedale, Michael Piazza and Jesse Myers

Email:     GSpedale@gibsondunn.com

MPiazza@gibsondunn.com

JPMyers@gibsondunn.com

or to such other address as the Party to whom notice is to be given may have furnished to each other Party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent to the sender that the recipient has read the message, if sent by e-mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; and (iv) upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 6. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon Juniper, the Company and any permitted successors to or assigns of Juniper and the Company; provided, however, that this Agreement may not be assigned by the Company without the prior written consent of Juniper.

Section 7. Assignment of Rights. Unless otherwise specified in this Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by Juniper or any of its affiliates without the prior written consent of the Company; provided, however, that any of the rights or interests of Juniper may be assigned to any of its affiliates without the requirement of any such consent. Any purported assignment in violation of this Section 7 shall be null and void ab initio.

Section 8. Governing Law; Venue.

(a) THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.

(b) THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 5 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

Section 9. Headings. Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

Section 10. Entire Agreement; Amendments. This Agreement (together with the Merger Agreement and any other documents and instruments executed pursuant thereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties hereto with respect to the subject matter hereof and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement that specifically references this Agreement and the provisions to be so altered, amended, extended, waived, discharged or terminated and that is signed by each of the Parties and specifically states that it is intended to alter, amend, extend, waive, discharge or terminate this Agreement or a provision hereof.

Section 11. Counterparts. This Agreement may be executed in two or more counterparts, including via DocuSign or e-mail in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each Party and delivered to the other Party, it being understood that all Parties need not sign the same counterpart.

Section 12. Limitation on Recourse. Any claim or cause of action based upon, arising out of, or related to this Agreement or the matters addressed herein may be made only against (and are those solely of) the entities that are expressly identified as Parties in the preamble to this Agreement. No Person who is not a Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, attorney, representative or assignee of, or any financial advisor or lender to, any Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, attorney, representative or assignee of, or any financial advisor or lender to, any of the foregoing (collectively, “Nonparty Affiliates”), shall have any liability; and, to the maximum extent permitted by law, each Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by law, (a) each Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Party or otherwise impose liability of a Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise and (b) each Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

AMPLIFY ENERGY CORP.

By:	/s/ Martyn Willsher
Name: Martyn Willsher
Title: President and Chief Executive Officer

JUNIPER CAPITAL ADVISORS, L.P.

By:	/s/ Edward Geiser
Name: Edward Geiser
Title: Authorized Representative

Signature Page to Monitoring and Oversight Agreement